Exhibit 99.1

LINN ENERGY ANNOUNCES FOURTH QUARTER AND YEAR END 2008 RESULTS AND POSITIVE 2009 OUTLOOK

Houston, Texas, February 26, 2009 – Linn Energy, LLC (NASDAQ: LINE) announced today financial and operating results from continuing operations for the quarter and year ended December 31, 2008 and its outlook for 2009.

The following are significant achievements for 2008, as compared to 2007:

•	Replaced 282% of production through the drill bit at a finding and development cost of $1.44 per Mcfe (excluding price-related revisions);

•	Increased proved reserves by 17% to 1,660 Bcfe from 1,419 Bcfe (including negative price-related revisions of 218 Bcfe);

•	Increased average daily production by 144% to 212 MMcfe/d from 87 MMcfe/d;

•	Increased adjusted EBITDA by 92% to $498 million from $259 million;

•	Completed the sale of non-core assets for an aggregate contract price of approximately $1 billion;

•	A balance sheet with year end borrowing capacity of approximately $440 million;

•	Current production levels hedged approximately 100% for 2009, 2010 and 2011; and

•	Current commodity hedge portfolio with a value of approximately $1.1 billion as of February 20, 2009.

“In spite of a very challenging environment during 2008, Linn Energy achieved exceptional results,” said Michael C. Linn, Chairman and Chief Executive Officer.  “For the year, we added 228 Bcfe of proved reserves via the drill bit, replacing 282% of our production at a very attractive cost of $1.44 per Mcfe, excluding price-related revisions, which is a testament to the high quality of our assets and our operating team.  Additionally, with the strategic moves in 2008 to divest approximately $1 billion of non-core assets, we strengthened our balance sheet and improved our financial flexibility.  Given our comprehensive hedging program and our self-funded capital budget, we feel confident in our ability to continue to pay our distributions even amid low commodity prices and challenging credit market conditions.”

2009 Guidance Highlights

•	100% hedged at weighted average prices of $102.21 per Bbl and $8.32 per MMBtu for oil and gas, respectively;

•	Conservative capital budget of $150 million funded from internally generated cash flow;

•	Adjusted EBITDA of $540 million; and

•	Estimated distribution coverage for the first quarter of 1.20x and 1.10x for 2009.

Fourth Quarter 2008 Results

Production for the fourth quarter 2008 averaged 201 MMcfe/d, compared to 176 MMcfe/d for the fourth quarter 2007.  Production volumes for the fourth quarter 2008 were adversely affected by a wildfire in the Company’s Brea Olinda Field in California that resulted in shut-in production for much of the quarter.  Production at the Brea Olinda Field has now been restored.  The Company’s production was also affected by unusually high line pressures in several Granite Wash gathering systems, as well as lower than expected production from non-operated Mid-

Continent properties, of which a portion was non-current.  The Company initiated several projects in the Granite Wash area in the fourth quarter and, as a result, line pressures in the Granite Wash gathering systems have improved.  Company-wide production volumes for January 2009 have recovered to an average of 215 MMcfe/d.

Hedged realized prices per Bbl for oil and NGL production were $81.15 and $32.95, respectively, for the fourth quarter 2008, compared to $69.00 and $63.48 per Bbl for the fourth quarter 2007.  Hedged realized prices for gas were $7.36 per Mcf for the fourth quarter 2008, compared to $8.55 per Mcf for the fourth quarter 2007.  Oil, gas and NGL revenues were $83 million and hedge revenues were $72 million, for combined revenues (a non-GAAP financial measure) of $155 million for the fourth quarter 2008, compared to $151 million for the fourth quarter 2007.

During the fourth quarter 2008, the Company generated adjusted EBITDA (a non-GAAP financial measure) of $78 million.  The Company’s adjusted EBITDA for the quarter was negatively impacted by lower production volumes and associated revenue, along with higher operating costs.

The Company utilizes commodity hedging to capture cash flow margin and reduce cash flow volatility.  Due to the significant decrease in commodity prices during the fourth quarter, the Company reported a gain on derivatives from oil and gas hedges of approximately $957 million for the quarter, including $885 million of non-cash change in fair value of hedge positions.  Non-cash gains or losses do not affect adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

2008 Results

Production for 2008 averaged 212 MMcfe/d, compared to 87 MMcfe/d for 2007.  The Company drilled 306 wells with a 99% success rate that resulted in an approximate 9% organic production growth rate.  Adjusted EBITDA was $498 million in 2008, which represents a 92% increase over 2007.

Hedged realized prices per Bbl for oil and NGL production were $80.92 and $57.86, respectively, for 2008, compared to $67.07 and $55.51 per Bbl for 2007.  Hedged realized prices for gas were $8.42 per Mcf for 2008, compared to $8.36 per Mcf for 2007.  Combined revenues (a non-GAAP financial measure) of oil, gas, NGL and hedge revenues were $684 million for 2008, compared to $293 million for 2007.

During the second quarter, the Company completed a bond offering of $256 million of 9 7/8% Senior Unsecured Notes due 2018.  Net proceeds from the offering were used to repay borrowings under a term loan.

During the third quarter, the Company took advantage of the strength in crude oil prices to reposition its hedge portfolio by raising its swap prices to $90.00 per Bbl in 2009 and 2010, as well as to $84.22 per Bbl for 2011 through 2014.  The Company also increased the weighted average put strike price to $120.00 from $72.13 per Bbl in 2009 and to $110.00 from $70.56 per Bbl in 2010.

Also in 2008, the Company announced the sale of non-core assets for an aggregate contract price of approximately $1 billion in three separate transactions.  During the third quarter 2008, the Company completed the sale of its interests in oil and gas properties located in the Appalachian Basin for a contract price of $600 million and its interests in oil and gas properties located in the Verden area of Oklahoma for a contract price of $185 million.  During the fourth quarter 2008, the Company completed the sale of its deep rights in certain central Oklahoma acreage, including the Woodford Shale interval, for a contract price of $202 million.  The Company used net proceeds from the sales to reduce indebtedness.

Reserve Update

The Company’s proved reserves at December 31, 2008 were 1.7 Tcfe, of which 68% were classified as proved developed.  Proved reserves at December 31, 2008 were 51% gas, 31% oil and 18% NGL.  The Company estimates the PV-10 (a non-GAAP financial measure) of its approximately 1.7 Tcfe of proved reserves to be over $3.5 billion, based on its oil and gas hedge prices for 2009-2014 and strip prices as of December 31, 2008 for unhedged volumes.

During 2008, the Company demonstrated its ability to grow organically by adding 228 Bcfe of proved reserves from the drill bit.  The Company had negative reserve revisions of 228 Bcfe, of which substantially all were associated with the low commodity price environment at year end.  Finding and development costs from the drill bit were $1.44 per Mcfe and the reserve replacement ratio was 282% (excluding price-related revisions).  Including acquisitions, the Company achieved a reserve replacement ratio of approximately 756% at a reserve replacement cost of $1.53 per Mcfe (excluding price-related revisions).  The Company’s reserve estimates were based upon prices of $39.22 per Bbl and $5.71 per MMBtu as of December 31, 2008.

Proved Reserves Table – Continuing Operations (Bcfe)

Proved reserves at December 31, 2007	1,419
Revision of previous estimates due to price	(218)
Revision of previous estimates due to other	(10)
Purchase of minerals in place	368
Sales of minerals in place	(49)
Extension, discoveries and other	228
Production	(78)
Proved reserves at December 31, 2008	1,660

2008 Costs Expended Table – Continuing Operations ($ millions) (a Non-GAAP Financial Measure)

Oil and gas capital	$315
Acquisition capital	585
Total costs expended	$900

2009 Capital Budget

The 2009 capital budget of $150 million was high graded to focus on low cost production and reserve projects, including workovers and recompletions, complemented by drilling opportunities in the Texas Panhandle that offer the highest returns for the Company.  In light of low commodity prices, the Company’s capital budget amount represents a decrease of approximately 50% in spending and a two-thirds reduction from the number of wells drilled in 2008.  The Company estimates its 2009 maintenance capital to be $97 million, or 65% of the total capital budget.

Unit Repurchase Program

On October 9, 2008, the Board of Directors authorized the repurchase of up to $100 million of the Company’s outstanding units.  During the fourth quarter 2008, the Company repurchased 1,076,900 units at an average cost of $12.09 per unit (total cost of approximately $13 million), or a yield of 21%.  The Company may purchase units from time to time on the open market or in negotiated purchases.  The timing and amounts of any such repurchases will be at the discretion of management, subject to market conditions and other factors, and will be in accordance with applicable securities laws and other legal requirements.  The repurchase plan does not obligate the Company to acquire any specific number of units and may be discontinued at any time.

Cash Distributions

In January 2009, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the fourth quarter 2008.  The distribution was paid on February 13, 2009 to unitholders of record as of the close of business on February 6, 2009.

Annual Report on Form 10-K

The Company plans to file its Annual Report on Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission on February 26, 2009.

Conference Call

As previously announced, management will host a teleconference call on February 26, 2009 at 10:00 a.m. Central Time/11:00 a.m. Eastern Time to discuss Linn Energy’s fourth quarter 2008 results and its outlook for 2009.  Prepared remarks by Michael C. Linn, Chairman and Chief Executive Officer, Mark E. Ellis, President and Chief Operating Officer, and Kolja Rockov, Executive Vice President and Chief Financial Officer, will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (866) 804-6924 (Passcode: 24258412) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company’s website or by phone at (888) 286-8010 (Passcode: 18162832) for a seven-day period following the call.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure that is reconciled to its most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Adjusted EBITDA” in this press release (see Schedule 1).

Combined revenues is a non-GAAP financial measure that is reconciled to its most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Combined Revenues” in this press release (see Schedule 3).

PV-10 is a non-GAAP financial measure that is reconciled to its most comparable GAAP financial measure under the heading “Explanation and Reconciliation of PV-10” in this press release (see Schedule 12).

The methods used by the Company to calculate finding and development cost and reserve replacement ratio may differ from methods used by other companies to compute similar measures.  As a result, the Company’s measures may not be comparable to similar measures provided by other companies (see Schedule 11).

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long life properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACT:         Clay P. Jeansonne
Vice President – Investor Relations
281-840-4193

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

The financial summary follows; all amounts within are unaudited.

Schedule 1
Linn Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of adjusted EBITDA.  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines adjusted EBITDA as income (loss) from continuing operations plus the following adjustments:

•	Net operating cash flow from acquisitions and divestitures, effective date through closing date;
•	Interest expense;
•	Depreciation, depletion and amortization;
•	Impairment of goodwill and long-lived assets;
•	Write-off of deferred financing fees and other;
•	(Gain) loss on sale of assets, net;
•	Unrealized (gain) loss on commodity derivatives;
•	Unrealized (gain) loss on interest rate derivatives;
•	Realized loss on canceled derivatives;
•	Unit-based compensation and warrant expenses;
•	Exploration costs; and
•	Income tax (benefit) expense.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

Schedule 1 – Continued
Linn Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

The following presents a reconciliation of consolidated income (loss) from continuing operations to adjusted EBITDA:

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(in thousands)

Income (loss) from continuing operations	$888,054	$921,943	$(198,878)	$825,657	$(356,194)
Plus:
Net operating cash flow from acquisitions and divestitures, effective date through closing date (1)	(872)	(4,356)	15,767	3,436	67,417
Interest expense, cash	16,782	17,514	18,627	81,704	35,974
Interest expense, noncash	6,536	5,060	918	12,813	3,000
Depreciation, depletion and amortization	46,834	52,004	39,740	194,093	69,081
Impairment of goodwill and long-lived assets	50,505	―	―	50,505	―
Write-off of deferred financing fees and other	―	3,351	676	6,728	3,460
(Gain) loss on sale of assets, net	(98,763)	―	1,700	(98,763)	1,767
Unrealized (gain) loss on commodity derivatives	(884,865)	(887,249)	214,651	(734,732)	388,733
Reclassification of derivative settlements (2)	―	―	(101)	―	(5,946)
Unrealized loss on interest rate derivatives	44,634	3,877	25,865	50,638	29,548
Realized loss on canceled derivatives (3)	―	13,161	―	81,358	―
Unit-based compensation and warrant expenses	3,301	3,913	2,956	14,699	13,518
Exploration costs	4,654	268	3,445	7,603	4,053
Income tax (benefit) expense (4)	1,665	1,002	(219)	2,712	4,788
Adjusted EBITDA from continuing operations	$78,465	$130,488	$125,147	$498,451	$259,199

Adjusted EBITDA from discontinued operations	$749	$(1,243)	$10,937	$14,087	$42,681

(1)	Includes net operating cash flow from acquisitions and divestitures through the date of this report.

(2)
During the second quarter 2008, the Company revised its classification of realized and unrealized gains (losses) on gas derivative contracts in order to match realized gains (losses) with the related production.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

(3)
During the three months ended September 30, 2008 and the year ended December 31, 2008, the Company canceled (before the contract settlement date) derivative contracts on estimated future gas production primarily associated with properties in the Verden area and Appalachian Basin, resulting in realized losses of $13.2 million and $81.4 million, respectively.

(4)
Tax expense for the quarter and year ended December 31, 2008 primarily represents Texas margin tax expense.  Tax expense for the quarter and year ended December 31, 2007 relates primarily to 2006 expense recovery.  The Company’s taxable subsidiaries generated net operating losses for the year ended December 31, 2006, which were subsequently recovered through an intercompany service charge, resulting in tax expense for the year ended December 31, 2007.

Schedule 2
Linn Energy, LLC
Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income from Continuing Operations

Adjusted net income from continuing operations is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses, impairment of goodwill and long-lived assets and (gain) loss on sale of assets, net.  The following presents a reconciliation of consolidated income (loss) from continuing operations to adjusted net income from continuing operations:

	Three Months Ended				Year Ended
	December 31, 2008		September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(in thousands, except per unit amounts)

Income (loss) from continuing operations		$888,054	$921,943	$(198,878)	$825,657	$(356,194)
Plus:
Unrealized (gain) loss on commodity derivatives		(884,865)	(887,249)	214,651	(734,732)	388,733
Reclassification of derivative settlements		―	―	(101)	―	(5,946)
Unrealized loss on interest rate derivatives		44,634	3,877	25,865	50,638	29,548
Realized loss on canceled derivatives		―	13,161	―	81,358	―
Impairment of goodwill and long-lived assets		50,505	―	―	50,505	―
(Gain) loss on sale of assets, net		(98,763)	―	1,700	(98,763)	1,767
Adjusted net income from continuing operations		$(435)	$51,732	$43,237	$174,663	$57,908

Income (loss) from continuing operations per unit – basic		$7.77	$8.06	$(1.97)	$7.23	$(5.17)
Plus, per unit:
Unrealized (gain) loss on commodity derivatives		(7.74)	(7.76)	2.12	(6.42)	5.64
Reclassification of derivative settlements		―	―	―	―	(0.09)
Unrealized loss on interest rate derivatives		0.39	0.03	0.26	0.44	0.43
Realized loss on canceled derivatives		―	0.12	―	0.71	―
Impairment of goodwill and long-lived assets		0.44	―	―	0.44	―
(Gain) loss on sale of assets, net		(0.86)	―	0.02	(0.87)	0.03
Adjusted net income from continuing operations per unit – basic	$	―	$0.45	$0.43	$1.53	$0.84

Schedule 3
Linn Energy, LLC
Explanation and Reconciliation of Combined Revenues

Combined Revenues

Combined revenues is a non-GAAP performance measure used by Company management to evaluate its performance.  Management believes that the presentation of combined revenues provides useful information to investors because it is used by investors and securities analysts in evaluating oil and gas companies.  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as total revenues.  The following presents a reconciliation of revenues and other from continuing operations to combined revenues from continuing operations:

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(in thousands)

Revenues and other from continuing operations	$1,043,981	$(58,787)	$1,435,031	$(75,283)
Less:
Unrealized (gain) loss on oil and gas derivatives	(884,865)	214,550	(734,732)	382,787
Gas marketing revenues	(1,790)	(3,933)	(12,846)	(11,589)
Other revenues	(2,077)	(682)	(3,759)	(2,738)
Combined revenues from continuing operations	$155,249	$151,148	$683,694	$293,177

Gain (loss) on oil and gas derivatives	$956,562	$(201,949)	$662,782	$(345,537)
Less:
Unrealized (gain) loss on oil and gas derivatives	(884,865)	214,550	(734,732)	382,787
Hedge revenues (losses)	$71,697	$12,601	$(71,950)	$37,250

Schedule 4
Linn Energy, LLC
Consolidated Statements of Operations

	Three Months Ended				Year Ended
	December 31, 2008		September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(in thousands, except per unit amounts)
Revenues and other:
Oil, gas and natural gas liquid sales		$83,552	$240,634	$138,547	$755,644	$255,927
Gain (loss) on oil and gas derivatives		956,562	845,818	(201,949)	662,782	(345,537)
Gas marketing revenues		1,790	4,647	3,933	12,846	11,589
Other revenues		2,077	561	682	3,759	2,738
		1,043,981	1,091,660	(58,787)	1,435,031	(75,283)
Expenses:
Lease operating expenses		37,248	33,503	14,608	115,402	41,946
Transportation expenses		4,923	5,683	3,383	17,597	5,575
Gas marketing expenses		1,489	4,061	2,674	11,070	9,100
General and administrative expenses		21,603	18,692	17,954	77,391	51,374
Exploration costs		4,654	268	3,445	7,603	4,053
Bad debt expenses		―	1,436	―	1,436	―
Depreciation, depletion and amortization		46,834	52,004	39,740	194,093	69,081
Impairment of goodwill and long-lived assets		50,505	―	―	50,505	―
Taxes, other than income taxes		13,592	17,242	11,256	61,435	22,350
(Gain) loss on sale of assets, net		(98,763)	―	1,700	(98,763)	1,767
		82,085	132,889	94,760	437,769	205,246
Other income and (expenses):
Interest expense, net of amounts capitalized		(23,318)	(22,574)	(19,545)	(94,517)	(38,974)
Gain (loss) on interest rate swaps		(49,191)	(9,694)	(25,127)	(66,674)	(28,081)
Other, net		332	(3,558)	(878)	(7,702)	(3,822)
		(72,177)	(35,826)	(45,550)	(168,893)	(70,877)
Income (loss) from continuing operations before income taxes		889,719	922,945	(199,097)	828,369	(351,406)
Income tax benefit (expense)		(1,665)	(1,002)	219	(2,712)	(4,788)
Income (loss) from continuing operations		888,054	921,943	(198,878)	825,657	(356,194)

Discontinued operations:
Gain (loss) on sale of assets, net of taxes		(2,075)	162,442	―	159,045	936
Income (loss) from discontinued operations, net of taxes		2,527	(1,774)	(4,276)	14,914	(9,091)
		452	160,668	(4,276)	173,959	(8,155)
Net income (loss)		$888,506	$1,082,611	$(203,154)	$999,616	$(364,349)

Income (loss) per unit – continuing operations:
Units – basic		$7.77	$8.06	$(1.97)	$7.23	$(5.17)
Units – diluted		$7.76	$8.05	$(1.97)	$7.23	$(5.17)
Income (loss) per unit – discontinued operations:
Units – basic		$0.01	$1.41	$(0.04)	$1.53	$(0.12)
Units – diluted	$	―	$1.41	$(0.04)	$1.52	$(0.12)
Net income (loss) per unit:
Units – basic		$7.78	$9.47	$(2.01)	$8.76	$(5.29)
Units – diluted		$7.76	$9.46	$(2.01)	$8.75	$(5.29)
Weighted average units outstanding:
Units – basic		114,229	114,321	101,096	114,140	68,916
Units – diluted		114,475	114,476	101,096	114,256	68,916
Class D – basic		―	―	―	―	―
Class D – diluted		―	―	―	―	―

Distributions declared per unit		$0.63	$0.63	$0.57	$2.52	$2.18

Schedule 5
Linn Energy, LLC
Operating Statistics – Continuing Operations

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Average daily production – continuing operations:
Gas (MMcf/d)	114	127	121	124	51
Oil (MBbls/d)	8	9	5	9	3
NGL (MBbls/d)	7	7	4	6	3
Total (MMcfe/d)	201	227	176	212	87

Average daily production – discontinued operations:
Total (MMcfe/d)	1	1	24	12	24

Weighted average prices (hedged): (1)
Gas (Mcf)	$7.36	$8.05	$8.55	$8.42	$8.36
Oil (Bbl)	$81.15	$85.30	$69.00	$80.92	$67.07
NGL (Bbl)	$32.95	$65.56	$63.48	$57.86	$55.51

Weighted average prices (unhedged): (2)
Gas (Mcf)	$2.84	$8.63	$6.92	$7.39	$6.39
Oil (Bbl)	$47.01	$109.96	$81.27	$92.78	$66.44
NGL (Bbl)	$32.95	$65.56	$63.48	$57.86	$55.51

Representative NYMEX oil and gas prices:
Gas (MMBtu)	$6.95	$10.25	$6.97	$9.04	$6.86
Oil (Bbl)	$58.74	$117.98	$90.68	$99.65	$72.34

Costs per Mcfe of production:
Lease operating expenses	$2.01	$1.60	$0.90	$1.49	$1.31
Transportation expenses	$0.27	$0.27	$0.21	$0.23	$0.17
General and administrative expenses (3)	$1.17	$0.89	$1.11	$1.00	$1.61
Depreciation, depletion and amortization	$2.53	$2.49	$2.45	$2.50	$2.16
Taxes, other than income taxes	$0.74	$0.82	$0.70	$0.79	$0.70

(1)
Includes the effect of realized gains (losses) of $71.7 million, $(28.3) million and $12.6 million on derivatives for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007, respectively.  Includes the effect of realized gains of $9.4 million and $37.3 million on derivatives for the years December 31, 2008 and 2007, respectively.  The realized gains (losses) noted above exclude losses on canceled derivative contracts.  During the three months ended September 30, 2008 and the year ended December 31, 2008, the Company canceled (before the contract settlement date) derivative contracts on estimated future gas production primarily associated with properties in the Verden area and Appalachian Basin resulting in realized losses of $13.2 million and $81.4 million, respectively.

(2)	Does not include the effect of realized gains (losses) on derivatives.

(3)
General and administrative expenses for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007 includes approximately $3.3 million, $3.9 million and $3.0 million, respectively, of non-cash unit-based compensation and unit warrant expenses.  Excluding these amounts, general and administrative expenses for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007 were $0.99 per Mcfe, $0.71 per Mcfe and $0.93 per Mcfe, respectively.  General and administrative expenses for the years ended December 31, 2008 and 2007 includes approximately $14.6 million and $13.5 million, respectively, of non-cash unit-based compensation and unit warrant expenses.  Excluding these amounts, general and administrative expenses for the years ended December 31, 2008 and 2007 were $0.81 per Mcfe and $1.19 per Mcfe, respectively.  This is a non-GAAP measure used by management to analyze the Company’s performance.

Schedule 6
Linn Energy, LLC
Selected Balance Sheet Data

	December 31,
	2008	2007
	(in thousands)
Assets
Total current assets	$563,931	$183,159
Oil and gas properties, net	3,552,378	3,386,061
Other property and equipment, net	98,288	137,439
Other noncurrent assets, net	507,423	101,044
Total assets	$4,722,020	$3,807,703

Liabilities and Unitholders’ Capital
Total current liabilities	$237,830	$242,727
Credit facility	1,403,393	1,443,000
Senior notes, net	250,175	—
Other noncurrent liabilities	69,936	95,335
Total liabilities	1,961,334	1,781,062
Unitholders’ capital	2,760,686	2,026,641
Total liabilities and unitholders’ capital	$4,722,020	$3,807,703

Schedule 7
Linn Energy, LLC
Selected Cash Flow Data

	Year Ended December 31,
	2008	2007
	(in thousands)

Net cash provided by (used in) operating activities (1) (2)	$179,515	$(44,814)
Net cash used in investing activities	(35,550)	(2,892,420)
Net cash provided by (used in) financing activities	(116,738)	2,932,080
Net increase (decrease) in cash and cash equivalents	27,227	(5,154)

Cash and cash equivalents:
Beginning	1,441	6,595
Ending	$28,668	$1,441

(1)
The years ended December 31, 2008 and 2007 include premiums paid for derivatives of approximately $129.5 million and $279.3 million, respectively.  Premiums paid during the year ended December 31, 2008 include $67.6 million for contracts to replace those with Lehman Commodity Services.

(2)
During the year ended December 31, 2008, the Company cancelled (before the contract settlement date) derivative contracts on estimated future gas production resulting in realized losses of $81.4 million.  The future gas production under the canceled contracts primarily related to properties in the Appalachian Basin and Verden areas.

Schedule 8
Linn Energy, LLC
Guidance Table

Q1 2009E	FY 2009E

Net Production and Other Revenues:
Gas (MMcf/d)	123	-	127	123	-	129
Oil (Bbls/d)	8,920	-	9,170	8,500	-	8,910
NGL (Bbls/d)	5,700	-	5,860	5,920	-	6,200
Total (MMcfe/d)	211	-	217	210	-	220

Other revenues, net (in thousands) (1)	$725	-	$925	$2,900	-	$3,700

Costs (in thousands):
LOE	$32,000	-	$36,000	$132,000	-	$142,000
Transportation	3,000	-	5,000	14,000	-	17,000
Production and ad valorem taxes	7,500	-	9,500	30,500	-	34,500
Total operating expenses	$42,500	-	$50,500	$176,500	-	$193,500

General and administrative expenses - non-GAAP (2)	$17,000	-	$19,000	$68,000	-	$72,000

Depreciation, depletion and amortization	$52,500	-	$58,500	$215,000	-	$235,000

Costs per Mcfe (Mid-Point):
LOE	$1.77		$1.75
Transportation	0.21		0.20
Production and ad valorem taxes	0.44		0.41
Total operating expenses	$2.42		$2.36

General and administrative expenses - non-GAAP (2)	$0.93		$0.89

Depreciation, depletion and amortization	$2.88		$2.87

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (3)	$136,000		$540,000
Interest expense (4) (5) (6)	(25,000)		(124,000)
Maintenance capital expenditures	(24,250)		(97,000)
Distributable cash flow	$86,750		$319,000

Distributable cash flow per unit (7)	$0.75		$2.77
Distribution per unit (7) (8)	$0.63		$2.52
Distribution coverage ratio (7) (8)	1.20	x	1.10	x

Weighted Average NYMEX Differentials:
Gas (MMBtu)	$(1.10)	-	$(0.80)	$(1.00)	-	$(0.65)
Oil (Bbl)	$(6.50)	-	$(4.00)	$(6.50)	-	$(4.00)
NGL realization on crude oil price (%)	50%	50%

Unhedged Commodity Price Assumptions:	Jan	Feb	March	Remainder
Gas (MMBtu)	$6.16	$4.49	$4.00	$4.00
Oil (Bbl)	$41.92	$40.00	$40.00	$40.00

Notes to Guidance Table:

(1)	Includes other revenues and margin on natural gas marketing activities.

(2)	Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.

(3)	Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.

(4)	Includes cash payments for interest expense as well as accrued interest on the Company’s outstanding senior notes.

Schedule 8 – Continued
Linn Energy, LLC
Guidance Table

(5)	Includes the effects of the Company’s interest rate hedges.

(6)	For Q2-Q4 2009E, assumes higher interest expense related to refinancing the Company’s credit facility.

(7)	Assumes 115.1 million units outstanding.

(8)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

Schedule 9
Linn Energy, LLC
Guidance Table – Commodity Hedge Summary

Q1 2009E	FY 2009E
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,896	39,586
Average Price ($/MMBtu)	$8.53	$8.53
Puts:
Hedged Volume (MMMBtu)	1,740	6,960
Average Price ($/MMBtu)	$7.50	$7.50
PEPL Puts: (1)
Hedged Volume (MMMBtu)	1,334	5,334
Average Price ($/MMBtu)	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	12,970	51,880
Average Price ($/MMBtu)	$8.32	$8.32

Oil Positions: (2)
Fixed Price Swaps:
Hedged Volume (MBbls)	609	2,437
Average Price ($/Bbl)	$90.00	$90.00
Puts: (2)
Hedged Volume (MBbls)	461	1,843
Average Price ($/Bbl)	$120.00	$120.00
Collars:
Hedged Volume (MBbls)	62	250
Average Floor Price ($/Bbl)	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$114.25	$114.25
Total:
Hedged Volume (MBbls)	1,132	4,530
Average Price ($/Bbl)	$102.21	$102.21

Gas Basis Differential Positions: (3)
PEPL Basis Swaps:
Hedged Volume (MMMBtu)	11,729	46,916
Average Price ($/MMBtu)	$(0.97)	$(0.97)

Notes to Hedge Summary:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.

Schedule 10
Linn Energy, LLC
Commodity Hedge Portfolio

The following table shows the Company’s annual commodity derivative positions, at December 31, 2008, for each of the years ending December 31, 2009 through December 31, 2014.

	Year 2009	Year 2010	Year 2011	Year 2012		Year 2013		Year 2014
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	39,586	39,566	31,901		29,662		―		―
Average Price ($/MMBtu)	$8.53	$8.20	$8.27		$8.46	$	―	$	―
Puts:
Hedged Volume (MMMBtu)	6,960	6,960	6,960		―		―		―
Average Price ($/MMBtu)	$7.50	$7.50	$7.50	$	―	$	―	$	―
PEPL Puts: (1)
Hedged Volume (MMMBtu)	5,334	10,634	13,259		5,934		―		―
Average Price ($/MMBtu)	$7.85	$7.85	$7.85		$7.85	$	―	$	―
Total:
Hedged Volume (MMMBtu)	51,880	57,160	52,120		35,596		―		―
Average Price ($/MMBtu)	$8.32	$8.05	$8.06		$8.36	$	―	$	―

Oil Positions: (2)
Fixed Price Swaps:
Hedged Volume (MBbls)	2,437	2,150	2,073		2,025		2,275		2,200
Average Price ($/Bbl)	$90.00	$90.00	$84.22		$84.22		$84.22		$84.22
Puts: (2)
Hedged Volume (MBbls)	1,843	2,250	2,352		500		―		―
Average Price ($/Bbl)	$120.00	$110.00	$69.11		$77.73	$	―	$	―
Collars:
Hedged Volume (MBbls)	250	250	276		348		―		―
Average Floor Price ($/Bbl)	$90.00	$90.00	$90.00		$90.00	$	―	$	―
Average Ceiling Price ($/Bbl)	$114.25	$112.00	$112.25		$112.35	$	―	$	―
Total:
Hedged Volume (MBbls)	4,530	4,650	4,701		2,873		2,275		2,200
Average Price ($/Bbl)	$102.21	$99.68	$77.00		$83.79		$84.22		$84.22

Gas Basis Differential Positions: (3)
PEPL Basis Swaps:
Hedged Volume (MMMBtu)	46,916	43,166	35,541		34,066		31,700		―
Average Price ($/MMBtu)	$(0.97)	$(0.97)	$(0.96)		$(0.95)		$(1.01)	$	―

Notes to Hedge Portfolio:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.

Schedule 11
Linn Energy, LLC
Reserve Replacement/Finding and Development Calculations

Reserve Replacement/Finding and Development Calculations

The methods used by the Company to calculate finding and development cost and reserve replacement ratio may differ from methods used by other companies to compute similar measures.  As a result, the Company’s measures may not be comparable to similar measures provided by other companies.  The Company believes that providing such measures is useful in evaluating the cost to add proved reserves; however, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP.  The following presents the calculations of reserve replacement and finding and development costs:

	Year Ended December 31, 2008

Costs incurred (in thousands):
Property acquisition costs:
Proved	$595,795
Unproved	4,111
Development costs	332,557
Costs incurred	932,463
Less:
Asset retirement obligation costs	(680)
Discontinued operations	(32,207)
Costs expended – continuing operations	899,576	A
Less:
Property acquisition costs – continuing operations	(584,630)
Oil and gas capital	$314,946	B

Reserve data – continuing operations (MMcfe):
Purchase of minerals in place	368,136
Extensions, discoveries and other additions	228,083
Less:
Revision of previous estimates – other than price	(9,571)
Annual additions, excluding price-related revisions	586,648	C
Less:
Purchase of minerals in place	(368,136)
Annual additions, excluding price-related revisions and acquisitions	218,512	D
Annual production	77,548	E

Calculations:
Reserve replacement costs	$1.53	A/C
Reserve replacement ratio	756%	C/E
Finding and development cost from the drill bit	$1.44	B/D
Drill bit reserve replacement ratio	282%	D/E

Schedule 12
Linn Energy, LLC
Explanation and Reconciliation of PV-10

PV-10

PV-10 represents the present value, discounted at 10% per year, of estimated future net revenues.  The Company’s calculation of PV-10 differs from the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the Securities and Exchange Commission in that it is presented including the impacts of commodity derivatives and current strip prices, rather than year end market prices and without giving effect to derivatives.  In addition to using current strip prices and taking into account the impact of commodity derivatives, the Company’s calculation of PV-10 differs from the standardized measure of discounted future net cash flows because it is not tax affected due to the fact that the Company is a limited liability company. The Company calculates PV-10 value in this manner because such a large percentage of the Company’s forecasted oil and gas production is hedged for multiple-year periods, and management therefore believes that its PV-10 calculation more accurately reflects the value of its estimated future net revenues.  The information used to calculate PV-10 is not derived directly from data determined in accordance with SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”  The Company’s calculation of PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows determined in accordance with the rules and regulations of the Securities and Exchange Commission.  The following presents a reconciliation of standardized measure of discounted future net cash flows to the Company’s calculation of PV-10:

December 31, 2008
(in millions)

Standardized measure of discounted future net cash flows	$1,424
Plus:
Difference due to oil and gas hedge prices and strip prices for unhedged volumes	2,159
PV-10	$3,583